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                                NETSTAKES, INC.

                               STOCK OPTION PLAN

                           Scope and Purpose of Plan

         The purpose of the NetStakes, Inc. Stock Option Plan (defined below) is to provide an incentive for key employees of the Company or its Affiliates (defined below) to remain in the service of the Company or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting and retaining key personnel.

PARAGRAPH 1. Definitions.

         1.1. "Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or superseding statute on statutes.

         1.2. "Affiliates" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.3. "Agreement" shall mean the written agreement between the Company and an Optionee evidencing the Option granted by the Company.

         1.4. "Board of Directors" shall mean the board of directors of the Company.

         1.5. "Change in Control" shall mean:

                  (a) a dissolution or liquidation of the Company;

                  (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a


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         subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction); or

                  (c) a transaction in which any person (other than a shareholder of the Company on the date of the Optionee's Agreement) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this Subparagraph shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power).

         1.6. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.7. "Committee" shall mean the committee appointed pursuant to Paragraph 3 of the Plan by the Board of Directors to administer this Plan.

         1.8. "Company" shall mean NetStakes, Inc., a Delaware corporation.

         1.9. "Disability" shall mean a total and permanent disability as defined in the Company's long term disability plan, or if the Company has no long term disability plan in effect at the time of the Optionee's disability, shall have the meaning provided in Code section 22(e)(3). Notwithstanding the preceding sentence, for any Incentive Option, "Disability" shall have the meaning provided in Code section 22(e)(3).

         1.10. "Eligible Individuals" shall mean the employees of the Company or of any of its Affiliates. In addition, but with respect only to grants of Nonstatutory Options, the term "Eligible Employees" shall include non-employee Directors and Consultants. For purposes of this Plan: the term "employee" shall mean an individual employed by the Company or its Affiliates whose income from those entities is subject to Federal Insurance Contributions Act (i.e., "FICA") withholding; the term "Directors" shall mean any member of the Board of Directors of the Company or any of its Affiliates; and the term "Consultants" shall mean individuals engaged to provide services to the Company or any of its affiliates as independent contractors whether or not such engagement is pursuant to a written contract. Notwithstanding the foregoing provisions of this Paragraph, to ensure that the requirements of Paragraph 3.1 are satisfied, the Committee may from time to time specify individuals who shall not be eligible for the grant of Options or options or stock appreciation


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rights or allocations of stock under any plan of the Company or its Affiliates
(as such terms are used in subsection (d)(3) of Rule 16b-3 promulgated under the Act); provided, however, that the Committee may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options and grants of such options or stock appreciation rights or allocations of stock under any plans of the Company and its Affiliates.

         1.11. "Exercise Price" shall mean the price per share of Stock as established pursuant to Paragraph 6.2 of the Plan.

         1.12. "Fair Market Value" of a share of Stock on a particular date shall be the closing price for such Stock on such date (or, if the date is not a business day, then on the next preceding business day), which shall be: (i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price for the Stock on such exchange as reported in any newspaper of general circulation; (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Committee.

         1.13. "Incentive Options" shall mean stock options that are intended to satisfy the requirements of Code section 422.

         1.14. "Nonstatutory Options" shall mean stock options that do not satisfy the requirements of Code section 422.

         1.15. "Optionee" shall mean an Eligible Individual to whom an Option has been granted.

         1.16. "Options" shall mean either Incentive Options or Nonstatutory Options, or both.

         1.17. "Plan" shall mean NetStakes, Inc. Stock Option Plan.

         1.18. "Retirement" shall mean an Optionee's termination of employment with the Company on or after attainment of age 65.

         1.19. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

         1.20. "Stock" shall mean the Company's authorized common stock, $0.01 par value, together with any other securities that may be received upon the exercise of Options granted under the Plan.


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PARAGRAPH 2.   Stock and Maximum Number of Shares Subject to the Plan.

         2.1. Description of Stock and Maximum Shares Allocated. The Stock which may be issued upon the exercise of an Option may either be authorized but unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

         Subject to the adjustments provided in Paragraph 6.6, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal but shall not exceed 250,000 shares.

         2.2. Restoration of Unpurchased Shares. If an Option granted under the Plan expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to, but not issued under, such Option shall again be available for Options granted under the Plan after such shares become available again.

PARAGRAPH 3.   Administration of the Plan.

         3.1. Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than three (3) individuals. In the event that the Stock is registered under section 12 of the Act, all members of the Committee shall be "disinterested persons," as defined in Rule 16b-3(d)(3) promulgated under the Act, and in such event members of the Committee shall not have received Options or stock options, stock appreciation rights, or an allocation of stock under any plan of the Company or its affiliates (as such terms are used in subsection (d)(3) of Rule 16b-3 promulgated under the Act) while they are serving as members of the Committee and must not have received Options or other equity securities under any plan of the Company or its Affiliates within one (1) year prior to their appointment to the Committee.

         3.2. Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members to the Committee. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

         3.3. Meetings and Actions of Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and


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regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Company as it may deem advisable.

         3.4. Committee's Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Paragraph 6, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service);
(c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph and such determinations shall be final, binding, and conclusive.

PARAGRAPH 4.   Eligibility and Participation.

         4.1. Eligible Individuals. Options may be granted under the Plan only to persons who are Eligible Individuals at the time of grant. Notwithstanding any provision contained in the Plan to the contrary, a person shall not be eligible to receive an Incentive Option hereunder if he, at the time such Option is granted, would own (within the meaning of Code sections 422 and 424) Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of the Company or of an Affiliate, unless at the time such Incentive Option is granted the Exercise Price per share of Stock is at least one hundred ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Option relates and the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

         4.2. No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

PARAGRAPH 5.  Grant of Options and Certain Terms of the Agreements.

         5.1. Award Criteria. Subject to the express provisions of this Paragraph, the Committee shall, in its sole discretion, determine which Eligible Individuals shall be granted Options under the Plan from time to time. In making grants, the Committee shall take into consideration the


                                       5
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level of responsibility within the organization and the contribution the potential Optionee has made or may make to the success of the Company or its Affiliates and such other considerations as the Committee may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options and shall authorize and cause the Company to grant Options in accordance with such determinations.

         5.2. Grant. The date on which the Committee completes all action constituting an offer of an Option to an individual, including the specification of the Exercise Price and the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action except communication of the grant of the Option to the potential Optionee. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Company and the Optionee.

         Each Option granted under the Plan shall be evidenced by an Agreement, executed by the Company and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Option may be granted to the same Eligible Individual and be outstanding concurrently. In the event an Eligible Individual is granted both one or more Incentive Options and one or more Nonstatutory Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

         5.3. Transferability Restrictions. Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted under the Plan and for such restrictions on the transferability of the shares of Stock acquired pursuant to an Option as the Committee, in its sole and absolute discretion, shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Optionee render substantial services to the Company or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Company and shareholders of the Company other than a Optionee who is a party to the particular Agreement or a subsequent person who is bound by such Agreement.

PARAGRAPH 6.  Terms and Conditions of Options

         All Options granted under the Plan shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

         6.1. Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.


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

         6.2. Exercise Price. Each Agreement shall state the Exercise Price per share of Stock. Except as provided in Paragraph 4.1, the Exercise Price per share of Stock subject to any Incentive Option under this Plan shall not be less than the greater of (a) the par value per share of Stock or (b) one hundred percent (100%) of the Fair Market Value per share of Stock on the date of the grant of the Incentive Option. The Exercise Price per share of Stock subject to a Nonstatutory Option shall be determined by the Committee upon the granting of the Nonstatutory Option.

         6.3. Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The Exercise Price of an Option shall be payable upon the exercise of the
Option:

                  (a) in cash;

                  (b) by certified or cashiers check payable to the order of the Company;

                  (c) with the consent of the Committee, with shares of Stock owned by the Optionee, including a multiple series of exchanges of such Stock; or

                  (d) with the consent of the Committee, by a combination of cash and such shares.

Exercise of an Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Exercise Price of the number of shares purchased in cash (as set forth above) or by delivery of shares of Stock in negotiable form with a value at least equal to the Exercise Price, which shares of Stock shall be valued based on the Fair Market Value of the Stock (or a combination of cash and Stock). The Company shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

         The Committee may, in its discretion, require an Optionee to pay to the Company at the time of exercise of an Option (or portion of an Option) the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. If the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Company may, in its discretion, require an Optionee to place shares of Stock purchased under the Option in escrow for the benefit of the Company until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant to the exercise. At such later time, the Company, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Company, such shares of Stock shall be released from escrow to the Optionee.

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

         6.4. Term, Time of Exercise, and Transferability of Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

         The Committee shall in any Agreement prescribe a vesting schedule that governs when the Option becomes fully vested and exercisable. Unless the Agreement prescribes a different schedule, the following schedule shall apply:

         An Optionee shall be entitled to exercise:

                  (1) 25% of the Stock subject to the Option on or after the date which is one (1) calendar year from the date the Option is granted,

                  (2) 50% of the Stock subject to the Option on or after the date which is two (2) calendar years from the date the Option is granted;

                  (2) 75% of the Stock subject to the Option on or after the date which is three (3) calendar years from the date the Option is granted; and

                  (3) 100% of the Stock subject to the Option on or after the date which is four (4) calendar years from the date the Option is granted.

Notwithstanding anything in this Paragraph or the directly preceding sentence to the contrary, all Options shall become exercisable immediately with respect to any Optionee who is an Eligible Individual on the date of a Change in Control, and the Committee shall, in its sole discretion, as of the effective date of such transaction, either (1) change the number and kind of shares of Stock (including substitution of shares of another corporation) and Exercise Price in the manner it deems appropriate; provided, however, that in no event may any change be made under this Paragraph to an Incentive Option which would either constitute a "modification" within the meaning of Code section 424(h)(3) or a violation of the Code section 424(a) Restrictions; or (2) purchase the Options from each Optionee by tendering cash equal to the Fair Market Value of the Stock represented by the Options less the Exercise Price of the Option specified in each Agreement, without regard to the determination as to the periods and installments of exercisability made pursuant to an Optionee's Agreement, if (and only if) such Options have not at that time expired or been terminated.

         An Option shall not be transferrable other than by will or the laws of descent and distribution.

         The provisions of the remainder of this Paragraph shall apply to the extent an Optionee's Agreement does not expressly provide otherwise. If an Optionee ceases to be an Eligible Individual, the Option shall terminate ninety
(90) days after the date such Optionee ceases to be an Eligible Individual. Notwithstanding the foregoing, if an Optionee ceases to be an Eligible Individual by reason of Disability or Retirement, the Optionee shall have the right for twelve (12) months after the

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date of Disability or Retirement to exercise an Option, to the extent such
Option is otherwise exercisable on such date. If an Optionee ceases to be an Eligible Individual by reason of death, Optionee's designated beneficiary shall have the right for twelve (12) months after the date of death to exercise the Option, to the extent such Option is otherwise exercisable on such date. At the end of such twelve (12) month or ninety (90) day period, as applicable, the Option shall terminate and cease to be exercisable. Each Optionee shall have the right to designate a beneficiary on the form provided by the Committee. If no beneficiary is designated, Optionee's estate shall have the rights of a beneficiary. Notwithstanding any other provision of this Plan, no Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or in the case of an Incentive Option, the period specified in Paragraph 4.1, if applicable (the "Maximum Term"). Subject to the foregoing paragraph, the portion of the Option which is not exercisable on the date the Optionee ceases to be an Eligible Individual shall terminate and be forfeited to the Company on the date of such cessation.

         Except as provided above, the Committee shall have the authority to prescribe in any Agreement that the Option evidenced by the Agreement may be exercised in full or in part as to any number of shares subject to the Option at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

         Within a reasonable time (or such time as may be permitted by law) after the Company receives written notice that the Optionee has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option Exercise Price of the number of shares of Stock purchased, the Company shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. In the event that an Optionee exercises both an Incentive Option, or portion of one, and a Nonstatutory Stock Option, or a portion of one, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Option and one for the Stock subject to the Nonstatutory Stock Option. The number of the shares of Stock transferrable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement; provided, however, the number of such shares of Stock which are transferrable may increase due to the occurrence of certain events which are fully described in Paragraph 6.6.

         Nothing in the Plan or in any Option granted under the Plan shall require the Company to issue any shares upon exercise of any Option if such issuance would, in the reasonable judgment of the Committee based upon the advice of counsel for the Company, constitute a violation of the Securities Act, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Company may, as a condition precedent to the exercise of such Option, require from the Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of

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counsel to the Company, may be necessary to ensure that any disposition by such
Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following or similar legend, or statements of other applicable restrictions, endorsed on them, and may not be immediately transferable:

         The shares of stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exemption from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Company and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

         6.5. Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. Except as is otherwise provided in Paragraph 6.6, with respect to any Incentive Option granted under this Plan, the sum of (a) and (b) may not (with respect to any Optionee) exceed $100,000, with such Fair Market Value to be determined as of the date the Incentive Option or such other incentive stock option is granted, where:

                  (a) is the aggregate Fair Market Value of shares of Stock subject to such Incentive Option that first become purchasable in a calendar year under such Incentive Option; and

                  (b) is the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of section 422 of the Code) of the Company or its Affiliates (or a predecessor corporation of any such corporation) that first become purchasable in a calendar year under such Incentive Stock Option.

For purposes of this Paragraph, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Code section 424(a) (or which would be so described if a substitution or assumption under such section had been effected) with the Company, (ii) a corporation which, at the time the new incentive stock option (within the meaning of Code section 422) is granted, is an Afffliate of the Company or a predecessor corporation of any such corporations, or (iii) a predecessor corporation of any such corporations.

         6.6. Adjustment Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding shares of Stock:

                  (a) effected without receipt of consideration by the Company by reason of a stock dividend, split, combination, exchange of shares, merger, or other recapitalization, in which the Company is the surviving corporation; or

                  (b) by reason of a spin-off of a part of the Company into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity,

(1) the maximum number and class of shares that may be issued under this Plan,
(2) the number and class of shares subject to each outstanding Option, and (3) the Exercise Price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect of such change; provided, however, that any or all such adjustments shall not occur with respect to an Incentive Option, unless:

                  (i) the excess of the aggregate Fair Market Value of the shares subject to the Incentive Option immediately after any such adjustment over the aggregate Exercise Price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the Incentive Option immediately before such adjustment over the aggregate Exercise Price of all such shares subject to the Incentive Option; and

                  (ii) the new or adjusted Incentive Option does not give the Optionee additional benefits which such Optionee did not have under the old Incentive Option (collectively these Subparagraphs (i) and (ii) are the "Code section 424(a) Restrictions").

In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding, and conclusive. The maximum number of shares that may be issued under this Plan or the number of shares subject to any outstanding Option shall be automatically reduced to the extent necessary to eliminate any fractional shares.

                  6.7. Rights as a Shareholder. An Optionee shall have no right as a shareholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.6.

                  6.8. Modification, Extension, and Renewal of Options. Subject to the terms and conditions of, and within the limitations of, the Plan, the Committee may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options (to the extent not previously exercised). Except as provided in Paragraph 6.6, no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan to such Optionee under the Plan,

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except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Code section 422.

         6.9. Furnish Information. Each Optionee shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

         6.10. Obligation to Exercise; Termination of Employment. The granting of an Option under the Plan shall impose no obligation upon the Optionee to exercise it or any part of it. In the event of an Optionee's termination of employment with the Company or an Affiliate, the unexercised portion of an Option granted under the Plan shall terminate in accordance with Paragraph 6.4.

         6.11. Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee shall deem advisable.

         Each Agreement shall identify the Option it evidences as an Incentive Option or a Nonstatutory Option, as the case may be, and no Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Agreement relating to an Incentive Option granted under this Plan shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Code section 422. If this Plan or any Agreement does not contain any provision required to be included herein under Code section 422, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, however, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of this Plan and any Agreement.


PARAGRAPH 7. Remedies and Specific Performance.

         7.1. Remedies. The Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

         7.2. Specific Performance. The Company shall be entitled to enforce the terms and provisions of this Paragraph, including the remedy of specific performance, in New York County, New York.


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

PARAGRAPH 8. Duration of Plan.

         No Options may be granted under the Plan more than ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company.

PARAGRAPH 9. Amendment and Termination of Plan.

         The Board of Directors may at any time terminate or from time to time amend or suspend the Plan; provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in Paragraph 6, (a) increase the aggregate number of shares of Stock as to which Options may be granted under the Plan or (b) change the designation of the employees or class of employees eligible to receive options under the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated, and no amendment, suspension, or termination shall, without an Optionee's consent, alter or impair, other than as provided in the Plan and the Optionee's Agreement, any of the rights or obligations under any Option previously granted to such Optionee under the Plan.


PARAGRAPH 10. General.

         10.1. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options shall be used for general corporate purposes.

         10.2. Right of the Company and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment any time.

         10.3. Liability of the Company. Neither the Company, any of its Affiliates, its directors, officers or employees, nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company) and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. In addition, neither the Company, its directors, officers or employees, nor any of the Company's Affiliates shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service of any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Code section 422.


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

         10.4. Information Confidential. As partial consideration for the granting of each Option under the Plan, the Agreement may, in the Committee's sole and absolute discretion, provide that the Optionee shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Optionee, as a factor mitigating against the advisability of granting any such future Option to such individual.

         10.5. Other Benefits. Participation in the Plan shall not preclude the Optionee from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

         10.6. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt for such payment in such form as it shall determine.

         10.7. No Guarantee of Interests. Neither the Committee nor the Company guarantees the Stock from loss or depreciation.

         10.8. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates; provided, however, the Company or an Affiliate may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Company or an Affiliate to enforce its rights under the Plan.

         10.9. Company Records. Records of the Company or its Affiliates regarding the Optionee's period of employment, termination of employment and the reason for such termination, leaves of absence, re-employment, and other matters shall be conclusive for all purposes under the Plan, unless determined by the Committee to be incorrect.

         10.10. Information. The Company and its Affiliates shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under the Plan.

         10.11. Company Action. Any action required of the Company relating to the Plan shall be by resolution of its Board of Directors or by a person or entity authorized to act by resolution of the Board of Directors.

         10.12. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

         10.13. Notices. Whenever any notice is required or permitted under the Plan or any Agreement, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan or any Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Paragraph or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Paragraph. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

         10.14. Waiver of Notice. Any person entitled to notice under the Plan may waive such notice.

         10.15. Successors. The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees, distributees, and transferees (if applicable) upon the Company, its successors, and assigns, and upon the Committee, and its successors.

         10.16. Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

         10.17. Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of New York except to the extent New York law is preempted by Federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by Federal law and except to the extent that New York corporate law conflicts with the contract law of such state, in which event New York corporate law shall govern. The obligation of the Company to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         10.18. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

PARAGRAPH 11. Effective Date.

         The Plan shall take effect on February 15, 1998, the date it was adopted by the Board of Directors.

         If this Plan is not approved by the holders of a majority of the votes entitled to be voted at a meeting of holders of outstanding shares of equity securities of the Company no later than one year from the date the Plan is adopted, no Incentive Options can be granted under this Plan and all Options granted under this Plan shall be deemed to be Nonstatutory Options for all purposes of the Plan and any Agreements.

         IN WITNESS WHEREOF, NetStakes, Inc., acting by and through its duly authorized officer, has executed this Plan on this the 25 day of February, 1998.

                                        NETSTAKES, INC,
                                        a Delaware corporation



                                        By: /s/ Steven Krein
                                            ---------------------------------

                                        Its: President
                                            ---------------------------------


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